UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2018

XILINX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-18548	77-0188631
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Logic Drive San Jose, California	95124
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 559-7778

(Former name or former address if changed since last report: N/A)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment and Restatement of Bylaws

On and effective as of December 5, 2018, the Board of Directors of Xilinx, Inc. (the “Company”) amended and restated the Company’s Bylaws (the “Amended Bylaws”) to provide stockholders with the right to call a special meeting and to clarify, without altering, the approval standard applicable to stockholder votes other than those regarding the election of directors.

Right to Call Special Meeting

The Amended Bylaws provide that the secretary of the Company shall call a special meeting of stockholders upon the request of a stockholder, or group of stockholders, owning at least 25% of the Company’s outstanding stock continuously for at least one year, provided that the stockholder or stockholders satisfy the requirements specified in the Amended Bylaws.

The foregoing summary of the Amended Bylaws is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of the Amended Bylaws, which is attached to this Current Report on Form 8-K as Exhibit 3.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.2	Bylaws, as amended effective December 5, 2018

EXHIBIT INDEX

Exhibit No.	Description

3.2	Bylaws, as amended effective December 5, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XILINX, INC.

Date: December 7, 2018	By:	/s/ Catia Hagopian
Catia Hagopian
Senior Vice President, General Counsel and Secretary